EXHIBIT 99.1

Integrated Electrical Services, Inc. February 2007

Safe Harbor Statement This presentation includes certain statements that may be deemed "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the company believes to be reasonable as of the date hereof. These statements involve risks and uncertainties that could cause the company's actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to the company's ability to meet debt service obligations and related financial and other covenants particularly as relates to the shutdown company projects, and the possible resulting material default under the company's credit agreements which is not waived or amended; limitations on the availability and the increased costs of surety bonds required for certain projects; risk associated with failure to provide surety bonds on jobs where the company has commenced work or are otherwise contractually obligated to provide surety bonds; the inherent uncertainties relating to estimating future operating results and the company's ability to generate sales, operating income, or cash flow; potential difficulty in addressing material weaknesses in the inventory and control environment at one business unit that has been identified by the company and its independent auditors; fluctuations in operating results because of downturns in levels of construction,; inaccurate estimates used in entering into and executing contracts; inaccuracies in estimating revenue and percentage of completion on contracts; difficulty in managing the operation of existing entities; the high level of competition in the construction industry both from third parties and ex-employees; increases in costs or limitations on availability of labor, especially qualified electricians, increase in costs of commodities used in the our industry of steel, copper and gasoline; accidents resulting from the numerous physical hazards associated with the company's work; loss of key personnel particularly presidents of business units; business disruption and costs associated with the Securities and Exchange Commission investigation or class action now pending; litigation risks and uncertainties, including in connection with the ongoing SEC investigation; unexpected liabilities or losses associated with warranties or other liabilities attributable to the retention of the legal structure or retained liabilities of business units where the company has sold substantially all of the assets; difficulties in integrating new types of work into existing subsidiaries; inability of the company to incorporate new accounting, control and operating procedures; the loss of productivity, either at the corporate office or operating level resulting from change procedures or management personnel; disruptions or inability to effectively manage consolidations; the residual effect with customers and vendors from the bankruptcy process leading to less work or less favorable delivery or credit terms; the delayed effect of fewer or different new projects awarded to the company during the bankruptcy and its effect on future financial results; the lowered efficiency and higher costs associated with projects at subsidiaries that the company has determined to wind down or close; the loss of employees during the bankruptcy process and the winding down of subsidiaries; and distraction of management time in winding down and closing subsidiaries. You should understand that the foregoing, as well as other risk factors discussed in this presentation and in IES' annual report on Form 10-K for the year ended September 30, 2006, could cause future outcomes to differ materially from those expressed in such forward looking statements. IES undertakes no obligation to publicly update or revise information concerning the company's restructuring efforts, borrowing availability, or its cash position or any forward-looking statements to reflect events or circumstances that may arise after the date of this presentation. Forward-looking statements are provided in this presentation pursuant to the safe harbor established under the private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

IES Today

Overview Founded in 1997 with an IPO in January 1998; currently trades on the NASDAQ under the symbol IESC Specialty electrical contractor - leading provider of electrical & low voltage contracting services Headquartered in Houston, Texas Over 100 locations in the U.S. - primarily in the Sunbelt states Approximately $1 billion in revenue

Diverse Industry Segments - Commercial Vanderbilt University Medical Center

Diverse Industry Segments - Industrial Nissan Plant BASF Facility Power Plant

Diverse Industry Segments - Residential Custom Single-Family Multi-Family Town Homes Single-Family Subdivision

Geographic and Market Diversity Single-Family Apartments Hotels/Condominiums Office Buildings Institutions Retail Other Commerical Network Enterprise Services Health Care Manufacturing Service and Maintenance Heavy Industrial Supply House Distribution Short Term Service Other Industrial Communications Highway/Traffic Line Line Utility Work % of Revenue 0.3 0.09 0.07 0.06 0.06 0.05 0.05 0.05 0.04 0.04 0.03 0.03 0.02 0.02 0.02 0.02 0.02 0.01 0.01 0.01 West South Northeast North Central East 22.1 67.4 3.9 6.8 Geographic Diversity Market Diversity Source: Historical IES company data; changes over time

National Reach National presence provides market diversity and ability to serve customers on a national scale

IES Going Forward

Communication Service Commercial Residential Industrial Size 0.07 0.05 0.33 0.42 0.13 Business Approach Local Operations: Customer relationships Estimating Project execution and customer support Corporate Center: Financial reporting Contract Review & Risk Management Capability development Best practice deployment Business Mix Work performed primarily through GC's & Housing Developers - typical contract duration less than 24 months & less than $5 million Source: IES September 30, 2006 Form 10-K

Go Forward Plan PHASE I FOUNDATION PHASE III OPTIMIZE PHASE II RE-ALIGN Predictability Increase Profitability Improve Cash Conversion Strengthen core processes Cost Competitiveness Improve Capabilities Structure around markets & customers Re-orient organization structure to improve effectiveness Adjust as necessary Consistent performance Drive growth & profitability Expand the portfolio & the market RETURN TO GROWTH ESTABLISH FOUNDATION

Backlog Remains Strong Backlog from Continuing Operations A loyal customer base provides momentum going forward (Dollars in Millions) (Dollars in Millions)

Committed to Safety EMR Industry Average 1.0 OSHA Lost Time Rate Industry Average 2.5 OSHA Recordable Rate Industry Average 6.3 Source: National Council on Compensation and Insurance, Inc. and U.S. Bureau of Labor Statistics

Integrated Electrical Services, Inc.